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                                                                   EXHIBIT 10.12

                                                       Effective, as amended and
                                                       restated, on May 22, 2001


                              AMENDED AND RESTATED

                              COMERICA INCORPORATED

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


SECTION 1. PURPOSE.

The purposes of this Stock Option Plan for Non-Employee Directors are to promote the continued prosperity of Comerica Incorporated by aligning the long-term financial interests of the recipients of options hereunder with those of the shareholders of the Corporation, to provide an additional incentive for such individuals to remain as directors, and to provide a means through which the Corporation and its affiliates may attract well-qualified individuals to serve as directors.


SECTION 2. DEFINITIONS.

The following words and phrases, wherever capitalized, shall have the following meanings respectively, unless the context otherwise requires:

A. "Affiliated Bank" means Comerica Bank-Illinois, Comerica Bank-California, Comerica Bank & Trust, F.S.B., Comerica Bank-Texas or any other financial institution which is or becomes a member of the controlled group of corporations within the meaning of Section 1563(a)(1) of the Code (or other successor provision of the Code defining the term "controlled group of corporations") of which Comerica Incorporated is the common parent corporation.

B. "Agreement" means a written agreement which sets forth the terms and conditions of an option grant under the Plan, including any amendment to such written agreement. Agreements shall be subject to the express terms and conditions set forth herein.

C. "Board" means the Board of Directors of Comerica Incorporated.

D. "Cause" means any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary.

E. "Change in Control of the Corporation" shall be deemed to have occurred if
(A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other


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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 26% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (C) of this subsection) whose election by the Board or nomination for election by the stockholders of the Corporation was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition of all or substantially all of its assets.

F. "Code" means the Internal Revenue Code of 1986, as amended.

G. "Comerica Bank" means Comerica Bank, a Michigan banking corporation.

H. "Committee" means the Directors Committee. No member of the Committee shall be eligible to receive discretionary Option grants under Section 5.B. of the Plan.

I. "Common Stock" means shares of $5.00 par value common stock of Comerica Incorporated, subject to adjustment pursuant to Section 7.

J. "Corporation" means Comerica Incorporated, a Delaware corporation.

K. "Disabled" or "Disability" means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form as the Committee may require.

L. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

M. "Exchange Act" means the Securities Exchange Act of 1934, as amended.




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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


N. "Exercise Price" means, with respect to each share of Common Stock subject to an Option, the price at which such share may be purchased from the Corporation pursuant to the exercise of such Option.

O. "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape, or if it is not listed on the New York Stock Exchange, the closing price on the exchange on which the Common Stock is then listed, or if not listed on any exchange, then the closing price reported on the NASDAQ National Market System over-the-counter market; if, however, there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value; if Fair Market Value for any date in question cannot be determined as hereinabove provided, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

P. "Legal Representative" means the "guardian or legal representative" of the optionholder as those terms are construed under the Exchange Act who, upon the Disability or incapacity of an optionholder, shall have acquired on behalf of the optionholder, by legal proceeding or otherwise, the right to exercise the optionholder's rights and receive his or her benefits under the Plan.

Q. "Non-Employee Director" means (i) with respect to Section 5.A. of the Plan, a member of the Board in his capacity as a director of the Corporation, provided such individual is not an employee of the Corporation or of any Subsidiary of the Corporation; and (ii) with respect to Section 5.B. of the Plan, a member of the board of directors of Comerica Bank or any Affiliated Bank in such individual's capacity as a director of Comerica Bank or any Affiliated Bank, provided such individual also is a director of the Corporation and is not an employee of the Corporation or of any Subsidiary of the Corporation.

R. "Option" means the right, granted pursuant to this Plan, of a holder to purchase shares of Common Stock at the Exercise Price. All options granted under the Plan shall be "nonstatutory stock options," i.e., options which do not qualify under Sections 422 or 423 of the Code.

S. "Personal Representative" means the executor, administrator or personal representative appointed to administer the optionholder's probate estate, or if the individual has no probate estate, then the successor trustee(s) of any revocable living trust the individual established during his or her lifetime.

T. "Plan" means the plan set forth herein which shall be known as the "Amended and Restated Comerica Incorporated Stock Option Plan For Non-Employee Directors."





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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


U. "Qualified Domestic Relations Order" means a "qualified domestic relations order" as defined in the Code or in Title I of ERISA, or in rules promulgated thereunder.

V. "Subsidiary" means any corporation of which a majority of the outstanding voting capital stock is owned, directly or indirectly, by the Corporation. With respect to non-corporate entities, it means any entity in which the Corporation owns, directly or indirectly, a majority of the equity interest.


SECTION 3. SHARES AVAILABLE UNDER THE PLAN.

The aggregate number of shares which may be issued and as to which grants of Options may be made under the Plan is 375,000 shares(1) of the Common Stock, subject to adjustment as set forth in Section 7. If any Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each.


SECTION 4. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Directors Committee (the "Committee"). The Committee may delegate the day-to-day administration of the Plan to any individual or individuals it deems appropriate. The Committee shall keep records of action taken at its meetings or by unanimous written consent. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall constitute acts of the Committee.

Subject to the remaining provisions of this Section, the Committee shall have full authority to carry out the provisions of the Plan, including authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to Options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

--------
         (1) This number of shares reflects the 1998 "3 for 2" stock split.



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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


With respect to Section 5.A. of the Plan, the selection of the Non-Employee Directors to whom Options are to be granted, the timing of such grants, the number of shares subject to any Option, the exercise price of any Option, the periods during which any Option may be exercised and the term of any Option shall be as set forth in those provisions hereof which relate to Section 5.A. of the Plan, and the Committee shall have no discretion as to such matters.

With respect to Section 5.B. of the Plan, the Committee shall have exclusive authority to grant Options under the Plan, to select the Non-Employee Directors who will receive Options, to determine the number of Options to be granted to any Non-Employee Director and the terms of any Option grant, and to determine the time when any Options will be granted.


SECTION 5. GRANT OF STOCK OPTIONS.

A. Automatic Annual Grants. On the day each annual meeting of the shareholders of the Corporation is held, each Non-Employee Director shall automatically and without further action by the Board or the Committee be granted an Option to purchase 2,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 7. If the number of shares then remaining available for the grant of Options under the Plan is not sufficient for each Non-Employee Director to be granted an Option for 2,500 shares (or the number of adjusted or substituted shares pursuant to Section 7), then each Non-Employee Director shall be granted an Option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.

B. Discretionary Grants. Any Non-Employee Director shall be eligible to receive whatever number of Options the Committee, in its sole discretion, chooses to grant to him or her from time to time, but shall not have a right to receive any such grants.


SECTION 6. TERMS AND CONDITIONS APPLICABLE TO OPTION GRANTS.

Options granted under the Plan shall be subject to the following terms and conditions:

A. Exercise Price. The Exercise Price with respect to each share of Common Stock covered by the Option shall be 100% of the Fair Market Value of such share on the date the Option is granted.

B. Payment of Exercise Price. The Exercise Price for each Option shall be paid in full upon exercise and shall be payable in cash (including check, bank draft or money order); provided, however, that in lieu of cash, the individual exercising the Option may pay the Exercise Price, in whole or in part, by delivering to the Corporation shares of Common Stock having a Fair Market Value on the date of exercise of the Option equal to the




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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


Exercise Price of the shares being purchased: except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash, and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Delivery of shares may also be accomplished through the effective transfer to the Corporation of shares held by a broker or other agent. The Corporation will also cooperate with any individual exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such individual. Notwithstanding the foregoing, the exercise of the Option shall not be deemed to occur and no shares of Common Stock will be issued by the Corporation upon exercise of the Option until the Corporation has received payment of the Exercise Price in full. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the individual exercising the Option shall be considered for all purposes to be the owner of the shares with respect to which the Option has been exercised. Payment of the Exercise Price with shares shall not increase the number of shares of Common Stock which may be issued under the Plan as provided in Section 3.

C. Term of Options and Vesting. No Option shall be exercisable during the first year of its term except as provided in Section 6.E., upon the occurrence of a Change in Control of the Corporation, or as the Committee otherwise determines. Each Option shall be exercisable with respect to all of the shares subject thereto from and after the first anniversary of the date of its grant. Subject to Section 6.E. which provides for earlier termination of an Option under certain circumstances, each Option shall expire ten years after the date of grant. An Option, to the extent exercisable at any time, may be exercised in whole or in part.

Notwithstanding any other provision contained in the Plan, in case any Change in Control of the Corporation occurs, all outstanding Options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

D. Restrictions on Transferability. No Option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death or pursuant to a Qualified Domestic Relations Order. All Options shall be exercisable during the lifetime of the grantee only by the grantee or by the grantee's Legal Representative. These restrictions on transferability shall not apply to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 under the Exchange Act, or any successor Rule.

E. Separation From Board Service. If a grantee ceases to be a director of the Corporation, Comerica Bank or any Affiliated Bank, any outstanding Options the grantee then holds shall be exercisable in accordance with the following provisions:





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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


         1.(a) Retirement, Disability, or Other Separation. If the grantee's separation is due to his or her retirement, Disability, or any other circumstance not covered in Sections 6.E.1.(b) or 6.E.2. below, any outstanding Option held by such grantee shall be exercisable by the grantee, or by his or her Legal Representative or Personal Representative, as the case may be (but only if exercisable by the grantee immediately prior to ceasing to be a director), at any time prior to the expiration date of such Option; and

         1.(b) Death. If the grantee's separation is due to his or her death, any outstanding Option held by such grantee shall be exercisable by the grantee, or by his or her Legal Representative or Personal Representative, as the case may be, at any time prior to the expiration date of such Option or within one year after the date the grantee ceases to be a director, whichever period is shorter; and

         2. Resignation or Removal for Cause. If the grantee's separation is due to his or her resignation or removal from office for Cause, any outstanding Option held by the grantee which is exercisable by the grantee immediately prior to his or her resignation or removal shall be exercisable by the grantee for 90 days following such resignation or removal (or by his Personal Representative or Legal Representative during the remainder of such 90-day period if he or she dies or becomes Disabled during such period), but not beyond the original term of such Option.

An Option held by a grantee who has ceased to be a director of the Corporation, Comerica Bank or any Affiliated Bank shall expire at the end of the applicable exercise period, if any, specified in this Section 6.E.

F. Option Agreements. All grants of Options shall be evidenced by an Agreement which shall be executed on behalf of the Corporation by a representative of the Committee.

G. Conditions Applicable to Grants of Options. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that any shares to be issued shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section 6 and the other provisions of the Plan, any Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee in its discretion and set forth in an Agreement; except that (i) with respect to automatic grants under Section 5.A. hereof, in no event shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3(c)(2) (ii) (or old Rule 16b-3(b)(1)(iii) so






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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


long as such rule remains effective), or any successor Rule; and (ii) with respect to discretionary grants under Section 5.B. hereof, in no event shall any member of the Committee be other than a "disinterested person" under Rule 16b-3(c)(2)(i) (or Rule 16b-3(b)(1)(ii) so long as such rule remains effective). Furthermore, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


SECTION 7. ADJUSTMENT AND SUBSTITUTION OF SHARES.

In the event any change occurs in the number of shares of Common Stock outstanding as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, split-up, split-off, spin off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3, including shares covered by existing Options, shall be automatically adjusted to preserve the proportionate interests of the grantees in the Corporation as represented by their outstanding Options, and the proportionality of the share pool under the Plan in relation to the total number of shares outstanding.

If the outstanding shares of the Common Stock shall be changed into or become exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 3, including shares covered by existing Options, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall become exchangeable.

In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 7, the aggregate Exercise Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate Exercise Price for all shares of stock or other securities (including any fraction) into which such shares shall have been converted or which shall have been substituted for such shares. Any new Exercise Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of Common Stock, the Committee shall make any adjustments to any then outstanding Option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.





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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


No adjustment or substitution provided for in this Section 7 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Except as provided in this Section 7, a grantee shall have no rights by reason of the issuance by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.


SECTION 8. EFFECT OF THE PLAN ON THE RIGHTS OF THE CORPORATION, ITS AFFILIATES AND SHAREHOLDERS.

Nothing in the Plan, in any Option granted under the Plan, or in any Agreement shall confer any right to any person to continue as a director of the Corporation, Comerica Bank or any Affiliated Bank, or interfere in any way with the rights of the shareholders of the Corporation, the Board or the board of directors of Comerica Bank or any Affiliated Bank to elect and remove directors.


SECTION 9. AMENDMENT AND TERMINATION.

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided, however, that no such termination shall result in the cancellation of any outstanding Options theretofore granted under the Plan; and provided further that no amendment of the Plan shall: (i) be made without shareholder approval if shareholder approval of the amendment is at the time required for Options granted under the Plan to directors of the Corporation, Comerica Bank or any Affiliated Bank to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, or by any successor Rule, or by the rules of any stock exchange on which the Common Stock may then be listed; (ii) amend more than once every six months the provisions of the Plan relating to grants under
Section 5.A. of the Plan including the selection of the directors to whom Options are to be granted under Section 5.A., the timing of such grants, the number of shares which will become subject to any Option granted under Section 5.A., the Exercise Price of any Option granted under Section 5.A., the periods during which any Option granted under Section 5.A. may be exercised and the term of any such Option other than to comport with changes in the Code or ERISA, or the rules and regulations thereunder; or (iii) otherwise amend the Plan in any manner that would cause Options granted under the Plan to directors of the Corporation, Comerica Bank or any Affiliated Bank not to qualify for the exemption provided by Rule 16b-3, or any successor Rule. No amendment or termination of the Plan shall, without the written





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                                                       Effective, as amended and
                                                       restated, on May 22, 2001


consent of the holder of an Option theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or in any other provision of the Plan or in any Agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable so that Options granted under the Plan qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options theretofore granted under the Plan notwithstanding any contrary provisions in any Agreement. In the event of any such amendment to the Plan, the holder of any Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such Option, execute a conforming amendment in the form prescribed by the Committee to the Agreement referred to in Section 6.F. within such reasonable time as the Committee shall specify in such request.


SECTION 10. EFFECTIVE DATE AND DURATION OF PLAN.

The Plan shall become effective upon approval by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a duly called and convened meeting of shareholders. If approval is obtained at the Annual Meeting of Shareholders in 1995, the Plan shall be effective on the date of the meeting and the first Options shall be granted on that date following the meeting. The last Options to be granted under the Plan shall be granted on the day of the Annual Meeting of Shareholders of the Corporation in the year 2004.















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